UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

        PURSUANT TO SECTION 14(C) of the SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: September 3, 2004

                         Reality Wireless Networks, Inc.

                                     Nevada

                                    000-26369
                            (Commission File Number)

                                   88-0422026
                        (IRS Employer Identification No.)

                   7235 North Creek Loop, Gig Harbor, WA 98335

       Registrant's telephone number, including area code: (253) 853-3632

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                           Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2)
[X]  Definitive Information Statement

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:
     Common Stock Preferred Series A
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2)   Aggregate number of securities to which transaction applies: 504,894,921
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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): N/A
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4)   Proposed maximum aggregate value of transaction: N/A
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5)   Total fee paid: N/A
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:_______________________________________________
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     4)  Date

                          Reality Wireless Group, Inc.
                              7235 North Creek Loop
                              Gig Harbor, WA 98335

We Are Not Asking You For a Proxy and You Are Requested Not to Send Us A Proxy

To the Stockholders of Reality Wireless Group, Inc.:

         This Information Statement is furnished to the stockholders of Reality Wireless Networks, Inc., a Nevada corporation ("Reality"), in connection with the following corporate action by resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting capital stock of Reality providing for a reverse split of the common stock as follows:

         o To authorize the board of directors to effect up to a one hundred-for-one reverse stock split of the common stock.

Stockholders of record at the close of business on the date of the first delivery of this information statement to any stockholder of the company shall be given a copy of this Information Statement. The date of first delivery of this information statement to any stockholder is expected to be September 13, 2004.

                                       By Order of the Board of Directors

                                       /s/ Steve Careaga
                                       ----------------------------------
                                       Steve Careaga, President


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         This information statement is being furnished to all holders of the common stock and preferred stock of Reality in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out a reverse split of the common stock and preferred stock for one hundred-to-one (100:1) basis.

                                     ITEM 1.

                              INFORMATION STATEMENT

         This information statement is being furnished to all holders of the common stock of Reality Wireless Group, Inc., a Nevada Company ("Reality"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting capital stock of Reality providing for a reverse split of the common stock and Series A Preferred stock of Reality on a basis of up to one hundred-for-one (100:1) shares. The reverse split will be conducted at a time to be determined by the board of directors subject to filing of required notices with the Nevada Secretary of State's office.

         The Form 10QSB for the quarterly period ended June 30, 2004 and the form 10KSB for the year ended September 30, 2003, filed by Reality with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Reality is presently current in the filing of all required reports. See the caption Additional Information, below.


GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A ONE HUNDRED-FOR-ONE SHARE REVERSE STOCK SPLIT OF REALITY'S COMMON STOCK AND SERIES A PREFERRED STOCK.

         Reality's board had determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on up to a one for one hundred-for-one (100:1) basis and has received the consent of holders of a majority of the votes available as to the capital stock and Series A Preferred stock to authorize the board to conduct such a reverse split in the Board's discretion.

         The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical stock. This process that is known as a reverse split would take up to one hundred shares of the presently issued and outstanding common stock and Series A Preferred stock and convert those shares into one share of the post-reverse stock split common stock and Series A Preferred, respectively.

         The board has indicated that fractional shares will not be issued. Instead, Reality will issue one full share of the post-reverse stock split common stock to any shareholder who entitled to receive a fractional shares as a result of the process. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

REASONS FOR THE REVERSE STOCK SPLIT:

The primary purposes of the reverse stock split are to accomplish the following:

         a) increase the per share price of the common stock to help maintain the interest of the markets;

         b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

         c) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

         For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

EFFECTS OF THE REVERSE STOCK SPLIT:

         The reverse stock split will be effected by filing an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State's office and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

         Reality is currently authorized to issue 500,000,000 shares of its common stock of which 499,892,880 shares are currently issued and outstanding and 200,000,000 shares of Preferred Stock of which 5,102,041 shares of Series A Preferred are issued and outstanding as of September 1, 2004. Currently, shareholders voting capital stock providing for the right to 510,204,100 voted have consented in writing to the reverse-split proposal, constituting approval of 50.50% of the shares entitled to vote. A reverse split on a on hundred for one (100:1) basis reduces the number of issued and outstanding shares to approximately 5,000,000 shares of voting capital stock but will not reduce the number of shares of common or preferred stock which the Board of the company is authorized to issue. The reverse split will not have any effect on the stated par value of the common stock.

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         The effect of the reverse split upon existing shareholders of the voting capital stock will be that the total number of shares of Reality's voting capital stock held by each shareholder will automatically converted into the number of whole shares of voting capital stock equal to the number of shares of voting capital stock, respectively, owned immediately prior to the reverse stock split divided by to 100, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

         If acted upon by the Company's board of directors, the consent by the majority of the available votes, as voting capital stock provides, reported herein would result in each shareholder's percentage ownership interest in the company and proportional voting power to remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

        The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. If in the future the Company issues additional equity or quasi-equity securities combined with a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted. The proposed increase to the number of authorized shares of common stock creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. If all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 100.

         After the reverse split there is not a requirement that shareholders obtain new or replacement share certificates. Each holders of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split into which the existing shares have been converted as a result of the reverse stock split.

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         Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post- reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

         This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

         The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares.

         A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the

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excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.


QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK, INCREASE OF THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK AND AUTHORIZING BOARD TO CONDUCT A REVERSE STOCK SPLIT OF THE COMMON STOCK.


Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 100 FOR 1 BASIS?

A. The Board seeks approval of a reverse stock split of the common stock of up to 100 for 1 shares of the currently issued common stock and voting capital stock. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue capital stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Reality's business or product lines through the acquisition of other businesses or products. Further, it is the expectation of the Board that such a reverse stock split would increase the market price of the resulting stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's Employee Benefit Plans, thereby providing additional flexibility to management with regard to the issuance of shares and with regard to maintaining the proper market capitalization of the Company.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSED REVERSE STOCK SPLIT?

A. The sole member of the Board of Directors has approved the reverse stock split of the of issued capital stock in the best interest of Reality and the best interest of the current shareholders of Reality.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Reality your class of stock and the number of shares that you hold will be affected only as a result of the adoption of the proposal to authorize a reverse stock split. For example, a current holder of 100 shares of common stock will remain a holder of 1 share of common stock in the event that the board declares the 100 for 1 reverse stock split; none of the other proposed changes will result in different or additional shares being sent to existing shareholders.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the votes of eligible voting securities is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the votes of eligible voting securities of Reality.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.


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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

         The following table sets forth information about the beneficial ownership of Reality's Capital Stock, as of September 1, 2004 by (i) each person who is known by Reality to own beneficially more than five percent (5%) of the outstanding shares of Capital Stock; (ii) each of Reality's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

AMOUNT/NATURE/             % OWNERSHIP               NAME/ADDRESS
TITLE OF CLASS             OF CLASS                  BENEFICIAL OWNER
----------------------     -----------               ---------------------------

52,770,000                      10%                  HEM Mutual Assurance
(.001 par value)                                     C/O Gottbetter & Partners
Common Stock                                         448 Madison Ave
                                                     New York, NY 10017

5,102,041                       100%                 Nelana Holdings Ltd.(2)
(.01 par value)                                      Post Office Box 257
Preferred Series A                                   Town Centre
                                                     Town Centre Building
                                                     Providenciales
                                                     Turks and Caicos

Directors
---------
5,000,000                       1%                   Steve Careaga
(.001 par value)                                     7235 No. Creek Loop
Common Stock                                         Gig Harbor, WA  98335

Shareholder Executives
----------------------
(none)

(1) considered the beneficial owner of the other's shares.

(2) holder of shares of class A Preferred stock, the approval of this class of stock is also required to approve the actions set forth herein, he has provided his written consent to such actions.

As of September 1, 2004, Reality had 499,999,990 shares of its common voting stock And 5,102,041 shares of Series A Preferred issued and outstanding.

                                     ITEM 5.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Reality's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.


                             ADDITIONAL INFORMATION

         Additional information concerning Reality Wireless Group, Inc. including its Form 10-KSB annual report for the year ended September 30, 2003 and quarterly reports on Form 10-QSB for the past quarters ended June 30, 2004 and March 31, 2004, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                          Dated: September 13, 2004


                                          By Order of the Board of Directors

                                          /s/ Steve Careaga
                                          ------------------------------------
                                          Chief Executive Officer and Director